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                                 EXHIBIT 23.1

                       INDEPENDENT ACCOUNTANTS' CONSENT

         We consent to the incorporation by reference in this Registration Statement on Form S-8 of Advantage Marketing Systems, Inc. of our report dated March 19, 1999 appearing in the Company's Annual Report on For 10- KSB for the year ended December 31, 1998.

/S/ DELOITTE & TOUCHE LLP


Oklahoma City, Oklahoma,
November 15, 1999